EXHIBIT 10.37

                                   TRANSLATION


                      SIAM CITY BANK PUBLIC COMPANY LIMITED

                   Contract for Pledge of Financial Instrument
                          Issued to Individual by Name


                                                             Made at Head Office
                                                             3 April 1997


We, J.M.T. Duty Free Co., Ltd., with offices at 888/60-62 Ploenchit Road, Kwacng Lumpini, Khet Phatumwan, Bangkok, hereinafter called the "Pledger" have made this Contract for Pledge of Financial Instrument Issued to Individual by Name to and given to Siam Commercial Bank Public Company Limited, hereinafter called the "Bank" as evidence that the Pledger agrees to pledge and the Bank agrees to accept the pledge of:

          Passbook of Fixed Deposit Account No. 001-3-05998-4
          Amount Baht 50,270,000.00

          Fixed Deposit Certificate
          Amount
          Including the renewed Fixed Deposit Certificate with new number to be issued in the future

          Passbook of Savings Deposit Account No.
          Amount

          Passbook of Savings Deposit Account No.
          Amount

          Other
          Amount


totalling Baht 50,270,000.00 (Fifty Million Two Hundred Seventy Thousand Baht) which is "Financial Instrument Issued to Individual" issued by the Bank whereby the Bank is the debtor of the said financial instrument. hereinafter called the "Pledged Property", as follows:

     1. The Pledgor has pledged the Pledged Property with the Bank as collateral for overdraft; debts concerning loan, letter of credit, trust receipt, issuance of letter of guarantee, bill discounting or acceptance of bill discounting, aval, guarantee of promissory note, or other debts concerning promissory note, guarantee, or all types of debt of the Pledgor and/or hereinafter called the "Debtor" has at the time of entering into this contract or to be incurred in the future for a sum of Baht 7,900,000.00 (Seven Million Nine Hundred Thousand
          Baht) and including all accessories in accordance with Section 748 of the Civil and Commercial Code. The Pledger agrees to pay interest at the current maximum rate announced by Siam Commercial Bank Public Company Limited of 19% p.a

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     2.   The Pledger  guarantees that  ownership/right  of the pledged property
          belongs  to  the  Pledger   without  any   encumbrance   of  right  or
          preferential right or right or encumbrance at the time of entering into this contract.

     3. On the date of entering into this contract, the Pledger has written the statement of pledge on the Pledged Property and has submitted the Pledged Property to the Bank for maintenance.

     4. The Pledger agrees not to withdraw money from the Pledged Property, except for withdrawal to perform obligation to the Bank only.


     5. In case the right in the Pledge Property matures before the date of performance of obligation of the Pledger, the Pledger consents the Bank to renew the period of due date of deposit account of the Pledger thereby it shall be deemed as the pledge under this contract continuously.

     6. If any problem arises regarding the ownership/right of the Pledger in the Pledged Property or the Pledger and/or the Debtor is in default of payment or the Pledger fails to comply with any clause of the contract, the Bank has the right to immediately demand performance of obligation by the Pledger and enforcement of the pledge.

     7. As the Bank is the debtor of the Pledged Property and the Pledger, therefore the Bank and the Pledger agree that this contract shall also serve as the notice of the pledge to the debtor of the financial instrument in accordance with Section 752 of the Civil and Commercial Code.


     The Pledger, having understood this contract entirely, hereunder sign his name and affix seal (if any) as evidence in the presence of witnesses.

                Sign..................................Pledger
                      J.M.T. Duty Free Co., Ltd.
                      by

               Signed.............................Witness
                       Ms. Wanna Thongthieng

                Signed ............................Witness
                     Mr. Suraphol Kaewpakdi